UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2017
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-8777	95-1613718

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2027 Harpers Way, Torrance, California 90501
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 533-0474
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2017, Virco Mfg. Corporation (the “Company”) entered into a fourth amendment (the “Amendment”) to the lease agreement pursuant to which the Company leases its office manufacturing and warehouse facility in Torrance, California. The Amendment extends the term of the lease for an additional 62 months through April 30, 2025, and provides for monthly base lease payments that increase after each 12 month period. The monthly base lease payments range from approximately $396,890.00 per month (which applies for the period from May 1, 2020 to February 28, 2021) to $446,703.19 per month (which applies for the period from March 1, 2024 to April 30, 2025). The foregoing description of the Amendment is qualified it is entirety by the text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit 10.1        Fourth Amendment to Lease Agreement, entered into as of November 14, 2017, by and between Starboard Distribution Center, LLC, a Delaware limited liability company (“Landlord”) and Virco Mfg. Corporation, a Delaware corporation (“Tenant”).

EXHIBIT INDEX

Exhibit No.	Description

(d) Exhibit 10.1
Fourth Amendment to Lease Agreement, entered into as of November 14, 2017, by and between Starboard Distribution Center, LLC, a Delaware limited liability company (“Landlord”) and Virco Mfg. Corporation, a Delaware corporation (“Tenant”).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION
Dated: November 15, 2017	By:	/s/ Robert A. Virtue
Robert A. Virtue
Chief Executive Officer and Chairman of the Board of Directors